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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Renaissance Learning, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL ONE: ELECTION OF DIRECTORS
NOMINEES STANDING FOR ELECTION
EXECUTIVE COMPENSATION
SEVERANCE AGREEMENTS
NON-EMPLOYEE DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND TRANSACTIONS
PENDING LEGAL PROCEEDINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
INDEPENDENT AUDITORS
SUBMISSION OF SHAREHOLDER PROPOSALS
PROPOSAL TWO: OTHER MATTERS
NOMINATING COMMITTEE CHARTER
GUIDELINES FOR SELECTING BOARD CANDIDATES
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

RENAISSANCE LEARNING, INC.

2911 Peach Street
P.O. Box 8036
Wisconsin Rapids, Wisconsin 54495-8036

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 21, 2004

TO THE SHAREHOLDERS OF RENAISSANCE LEARNING, INC.:

      The 2004 annual meeting of shareholders of Renaissance Learning, Inc. will be held at the company’s offices, 2911 Peach Street, Wisconsin Rapids, Wisconsin, on Wednesday, April 21, 2004 at 1:00 p.m., local time (and at any adjournment thereof), for the following purposes:

(1)	To elect eight directors to serve until the 2005 annual meeting of shareholders and until their successors are elected and qualified; and

(2)	To transact such other business as may properly come before the annual meeting (and any adjournment thereof), all in accordance with the accompanying proxy statement.

      Shareholders of record at the close of business on Friday, February 27, 2004, are entitled to notice of and to vote at the annual meeting.

      All shareholders are cordially invited to attend the annual meeting in person. However, whether or not you expect to attend the annual meeting in person, you are urged to complete, date and sign the accompanying proxy card and return it as soon as possible in the enclosed envelope which has been provided for your convenience. If you send your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Steven A. Schmidt, Secretary

March 16, 2004

RENAISSANCE LEARNING, INC.

2911 Peach Street
P.O. Box 8036
Wisconsin Rapids, Wisconsin 54495-8036

March 16, 2004

PROXY STATEMENT

      This proxy statement is furnished by our board of directors for the solicitation of proxies from the holders of our common stock in connection with the annual meeting of shareholders to be held at our offices, 2911 Peach Street, Wisconsin Rapids, Wisconsin, on Wednesday, April 21, 2004 at 1:00 p.m., local time, and at any adjournment thereof. It is expected that the notice of annual meeting of shareholders, this proxy statement and the accompanying proxy card, together with our annual report to shareholders for fiscal 2003, will be mailed to shareholders starting on or about March 16, 2004.

      Shareholders can ensure that their shares are voted at the annual meeting by signing and returning the accompanying proxy card in the envelope provided. The submission of a signed proxy will not affect a shareholder’s right to attend the annual meeting and vote in person. Shareholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the secretary of the company a written revocation or a proxy bearing a later date. The presence at the annual meeting of a shareholder who has signed a proxy does not, by itself, revoke that proxy unless the shareholder attending the annual meeting files a written notice of revocation of the proxy with the secretary of the company at any time prior to the voting of the proxy.

      Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of each of the individuals nominated as a director.

      The board of directors knows of no other matters to be presented for shareholder action at the annual meeting. If any other matters properly come before the annual meeting, the persons named as proxies will vote on such matters in their discretion.

      The expense of printing and mailing proxy materials, including expenses involved in forwarding proxy materials to beneficial owners of common stock held in the name of another person, will be paid by us. No solicitation, other than by mail, is currently planned, except that certain of our officers or employees may solicit the return of proxies from shareholders by telephone.

      Only shareholders of record at the close of business on Friday, February 27, 2004 (this date is referred to as the “record date”) are entitled to receive notice of and to vote the shares of common stock registered in their name at the annual meeting. As of the record date, we had outstanding 30,996,358 shares of common stock. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.

      Under Wisconsin law and our by-laws, the presence of a quorum is required to conduct business at the annual meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting. The shares represented at the annual meeting by proxies that are marked “withhold authority” will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from beneficial owners to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will also be counted as shares present for purposes of determining a quorum.

      Directors are elected by the affirmative vote of a plurality of the shares of common stock present, either in person or by proxy, at the annual meeting and entitled to vote. For this purpose, “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. In the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as of the record date (unless otherwise specified) regarding the beneficial ownership of shares of common stock by (i) each director and nominee for director, (ii) the chief executive officer of the company and the four most highly compensated executive officers other than the chief executive officer (collectively, these five executives are referred to as the “named executive officers”), (iii) all directors and executive officers as a group, and (iv) each person believed by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the business address of each of the following is 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership(1)		Outstanding Shares(14)

Judith Ames Paul	11,661,716	(2)	37.5%
Terrance D. Paul	11,661,716	(3)	37.5%
John R. Hickey	266,485	(4)	*
John H. Grunewald	30,936	(5)	*
Gordon H. Gunnlaugsson	26,936	(6)	*
Harold E. Jordan	26,456	(7)	*
Addison L. Piper	24,936	(8)	*
Judith A. Ryan	3,005	(9)	*
Steven A. Schmidt	18,334	(10)	*
Michael H. Baum	190,151	(11)	*
All directors and executive officers as a group (10 persons)	23,910,671	(12)	75.5%
Tahoe Trust Company	1,810,084	(13)	5.8%

*	Less than 1% of the outstanding common stock.

(1)	Except as otherwise noted, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed.

(2)	Includes options for 88,926 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date. Also includes 219,780 shares held by Global Equity Holding Partnership, a family partnership. Ms. Paul is married to Terrance D. Paul, and Mr. Paul’s shares of common stock are not included in the number of shares beneficially owned by Ms. Paul, even though Ms. and Mr. Paul are deemed to share voting and investment power over their combined stock holdings.

(3)	Includes options for 88,926 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date. Also includes 219,780 shares held by Global Equity Holding Partnership, a family partnership. Mr. Paul is married to Judith Ames Paul, and Ms. Paul’s shares of common stock are not included in the number of shares beneficially owned by Mr. Paul, even though Mr. and Mrs. Paul are deemed to share voting and investment power over their combined stock holdings.

(4)	Includes options for 260,187 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(5)	Includes options for 20,936 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date. Mr. Grunewald disclaims beneficial ownership of 1,000 of the shares of common stock indicated in the table, as such shares are held by his wife.

(6)	Includes options for 20,936 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(7)	Includes 5,520 shares of common stock held in a joint account over which Mr. Jordan shares voting power with his wife. Also includes options for 20,936 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(8)	Includes options for 14,936 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(9)	Includes options for 3,005 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(10)	Includes options for 18,334 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(11)	Includes options for 157,166 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(12)	Includes options for 694,288 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(13)	The address of Tahoe Trust Company (“Tahoe”) is 2325-B Renaissance Drive, Suite 10, Las Vegas, Nevada 89119. The information in the table is based on a Schedule 13G which was filed by Tahoe with the Securities and Exchange Commission reporting that it had, as of January 2, 2004, sole voting power over 1,810,084 shares of common stock and sole dispositive power over 1,810,084 shares of common stock.

(14)	Based on 30,996,358 shares outstanding as of the record date.

PROPOSAL ONE: ELECTION OF DIRECTORS

      The number of directors constituting the whole board of directors is currently fixed at eight. Directors are elected at each annual meeting of shareholders to hold office for a one-year term and until their successors are duly elected and qualified. Accordingly, the board of directors has selected the eight members currently serving on the board as nominees for election at the annual meeting.

      All of the nominees, except Dr. Judith A. Ryan, have served as directors since the last annual meeting of shareholders. Dr. Ryan was appointed to the board of directors in February 2004 to fill the vacancy created by the resignation of Michael H. Baum, a former director and executive officer of the company. Dr. Ryan was recommended to the board by one of our non-management directors.

      All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy card will vote for the election of another person or persons as the board of directors recommends.

NOMINEES STANDING FOR ELECTION

Name and Age
of Director	Office

Judith Ames Paul Age 57	Ms. Paul is the co-founder of the company and has been co-chairman of the board of directors with Mr. Paul since July 2003. From 1986 until July 2001, and again from August 2002 until July 2003, Ms. Paul served as chairman of the board, and from July 2001 until August 2002, Ms. Paul served as co-chairman with Mr. Paul. Ms. Paul has been a director since 1986. Ms. Paul acts as our spokesperson and is a leading teacher advocate. Ms. Paul holds a bachelor’s degree in elementary education from the University of Illinois.

Terrance D. Paul Age 57	Mr. Paul is the co-founder of the company and has been co-chairman of the board of directors with Ms. Paul since July 2003. From August 2002 until July 2003, Mr. Paul served as our chief executive officer. From July 1996 until July 2001, Mr. Paul served as vice chairman of the board and from July 2001 until August 2002, Mr. Paul served as co-chairman with Ms. Paul. Mr. Paul has been a director since 1986. Mr. Paul holds a law degree from the University of Illinois and an MBA from Bradley University. Terrance Paul is Judith Paul’s husband.

John R. Hickey Age 48	Mr. Hickey has been our chief executive officer and president since July 2003. Mr. Hickey served as our president and chief operating officer from July 1996 until July 2003 and has served as a director since October 1996. Mr. Hickey holds a bachelor’s degree in international business and history from the University of Wisconsin.

John H. Grunewald Age 67	Mr. Grunewald has been a director since September 1997. From September 1993 to January 1997, Mr. Grunewald served as the executive vice president, chief financial officer and secretary of Polaris Industries Inc., a manufacturer of snowmobiles, all-terrain vehicles and personal watercraft. Mr. Grunewald currently serves as a director and a member of the compensation committee of the Nash Finch Company, a wholesale food distributor, and as a director of Restaurant Technologies, Inc., a supplier of full service cooking oil management systems to restaurants. Mr. Grunewald also serves on the board of Rise, Inc., a charitable institution providing occupations for handicapped and disabled children, and as a member of the board of governors of the Bethel College Foundation. Mr. Grunewald holds a bachelor’s degree in business from St. Cloud State University and an MBA in business finance from the University of Minnesota. Mr. Grunewald holds a certified public accountant (CPA) and a certified management accountant (CMA) designation.

Name and Age
of Director	Office

Gordon H. Gunnlaugsson Age 59	Mr. Gunnlaugsson has been a director since April 2000. From 1987 through 2000, Mr. Gunnlaugsson served as the executive vice president and chief financial officer of Marshall & Ilsley Corporation (M&I), a bank holding company headquartered in Milwaukee, Wisconsin. In addition, Mr. Gunnlaugsson served as a member of the board of directors of M&I from February 1994 through December 2000, and served as the vice president of M&I Marshall & Ilsley Bank, which is a subsidiary of M&I, from 1976 through 2000. Mr. Gunnlaugsson serves as the chairman of the board of directors of Mortgagebot LLC (a provider of web-enabled solutions for the mortgage lending industry), and the Puelicher Center for Banking at the University of Wisconsin — Madison, and as a member of the board of directors of Thrivent Financial Bank, Fiduciary Management, Inc. (an investment advisory firm), Grede Foundries, Inc. and West Bend Mutual Insurance Company. Mr. Gunnlaugsson also serves as the chairman of the advisory board of the Cardiovascular Research Center of the Medical College of Wisconsin. Mr. Gunnlaugsson holds a bachelor’s degree in business and an MBA from the University of Wisconsin, and is a certified public accountant (CPA).

Harold E. Jordan Age 53	Mr. Jordan has been a director since April 2000. Since December 1990, Mr. Jordan has served as the president and chief executive officer of World Computer Systems, Inc., a computer programming services company, and from January 1986 until December 1990, he served as its executive vice president. In addition, since October 1997, Mr. Jordan has served as the president and chief executive officer of Madras Packaging, LLC, a plastic molding company. From May 1987 until December 1996, Mr. Jordan practiced law with Jordan & Keys, a law firm, which he founded, and since January 1997, has been of counsel to the firm. Mr. Jordan serves as a member of the board of visitors of the University of Wisconsin Law School, a member of the board of trustees of Lawrence University, a member of the board of managers of Haverford College and a member of the board of directors of Paramount Theater. Mr. Jordan holds a bachelor’s degree from Lawrence University and a law degree from the University of Wisconsin Law School.

Addison L. Piper Age 57	Mr. Piper has been a director since July 2001. Since January 1, 2004, Mr. Piper has served as vice chairman of the board of directors of Piper Jaffray Companies (Piper Jaffray), a financial services firm. From 1987 until December 31, 2003, Mr. Piper served as the chairman of the board of directors of the predecessor of Piper Jaffray. Mr. Piper joined the firm in 1969 and has held various management positions since that time, including chief executive officer from 1983 until December 1999. Mr. Piper currently serves on the board of directors of Minnesota Public Radio and Abbott Northwestern Hospital Foundation. He also serves as a regent of St. Olaf College. Mr. Piper holds a bachelor’s degree from Williams College and an MBA from Stanford University.

Name and Age
of Director	Office

Judith A. Ryan, Ph.D Age 67	Dr. Ryan has been a director since February 2004. From 1998 until 2003, Dr. Ryan served as the president and chief executive officer of The Evangelical Lutheran Good Samaritan Society, a not-for-profit long-term care and senior housing services organization. Dr. Ryan’s career as a senior health care administrator spans service as the associate director of the University of Iowa Hospitals and Clinics and the associate dean of the University of Iowa College of Nursing (1995 - 1998); senior vice president and chief quality officer of Lutheran General HealthSystem in Park Ridge, Illinois (1989 - 1995); and chief executive officer of the American Nurses’ Association and its six subsidiary corporations (1982 - 1989). Dr. Ryan has served on the board of directors of numerous not-for-profit corporations and public service bodies, including Sioux Valley Hospital (2000 - 2003), St. Olaf College (1991 - 2003) and Health and Human Services Secretary Thompson’s Advisory Committee on Regulatory Reform (2001 - 2003). Dr. Ryan holds a Ph.D in hospital and health care administration from the University of Minnesota and is certified as a Senior Examiner by the Lincoln Foundation for Business Excellence.

      The company is a “controlled company” under applicable Nasdaq Stock Market rules because Mr. and Ms. Paul, as a group, own more than 50% of the outstanding shares of the company’s common stock. The company is therefore exempt from certain independence requirements of the Nasdaq rules, including the requirement to maintain a majority of independent directors on the company’s board of directors. Although the company is exempt from these requirements, a majority of the members of the board of directors are “independent,” as defined under the current listing standards of the Nasdaq Stock Market. Under this definition, the independent members of the board are Messrs. Grunewald, Gunnlaugsson, Jordan and Piper, and Dr. Ryan.

      The board of directors has standing nominating, compensation and audit committees, each of which is described in more detail below. The board of directors held four meetings in 2003. With the exception of Dr. Ryan, each incumbent director attended at least 75% of the meetings of the board of directors held during 2003 and at least 75% of the meetings of the board committees on which the director served in 2003. Dr. Ryan was first appointed to the board of directors in February 2004; therefore, she did not attend any board meetings during 2003. Directors are expected to attend each regular and special meeting of the board and of each board committee on which the director serves. Directors are also expected to attend the annual shareholders’ meeting. With the exception of Dr. Ryan, each incumbent director attended last year’s annual shareholders’ meeting.

      Parties who wish to communicate with the board of directors, or with a specific member of the board, may direct written communications to Mr. Steven A. Schmidt, our corporate secretary, at the following address: 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036. Mr. Schmidt will forward all such communications to the full board, or the director to whom the communication is addressed, as applicable, at its next scheduled meeting.

      Nominating Committee. The nominating committee is responsible for, among other things, (i) identifying new candidates who are qualified to serve as directors, (ii) recommending to the full board of directors the candidates for election to the board and for appointment to the board’s committees, and (iii) considering any nominations for director submitted by shareholders. The nominating committee has a written charter which is attached hereto as Exhibit A. The members of the nominating committee are Messrs. Jordan (Chairman), Grunewald, Gunnlaugsson and Piper, and Dr. Ryan. All of the members of the nominating committee are “independent,” as defined under the current listing standards of the Nasdaq Stock Market. The committee was not established until February 2004. Accordingly, it held no meetings in 2003.

      The nominating committee will consider candidates for director nominated by shareholders in accordance with the procedures set forth in the company’s by-laws. Under the by-laws, nominations, other than those made by the board of directors or the nominating committee, must be made pursuant to timely notice in proper form to the secretary of the company. To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the secretary of the company at our principal office (i) with respect to an election held at an annual meeting of shareholders, not less than 120 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year, or (ii) with respect to an election held at a special meeting of shareholders for the election of directors, not less than the close of business on the eighth day following the date of the earlier of public announcement or notice of such meeting. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

      In addition, the nominating committee has adopted guidelines for evaluating and selecting candidates for election to the board of directors. Under these guidelines, each director should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience which would be of value to the company in the performance of the duties of a director; and

•	have sufficient time available to devote to the affairs of the company in order to carry out the responsibilities of a director.

The nominating committee will evaluate eligible shareholder-nominated candidates for election to the board in accordance with the selection guidelines, the full text of which can be found in the nominating committee charter which is attached hereto as Exhibit A.

      Compensation Committee. The compensation committee is responsible for, among other things, making recommendations to the board of directors concerning compensation levels of our executive officers and for administering our executive compensation plans. The members of the compensation committee are Messrs. Jordan (Chairman), Grunewald, Gunnlaugsson and Piper. All of the members of the compensation committee are “independent,” as defined under the current listing standards of the Nasdaq Stock Market. The compensation committee held four meetings in 2003.

      A sub-committee of the compensation committee is responsible for acting on certain matters required to be acted upon by “outside directors,” as defined pursuant to the rules adopted under Section 162(m) of the Internal Revenue Code of 1986, or “non-employee directors,” as defined under Rule 16b-3 of the Securities Exchange Act of 1934. This sub-committee, which is comprised of Messrs. Jordan (Chairman), Grunewald and Gunnlaugsson, acted twice during 2003 to approve the grant of options to our executive officers and other personnel under our 1997 stock incentive plan. The sub-committee acted once during 2003 to approve revisions to our 1997 stock incentive plan.

      Audit Committee. The audit committee is a separately-designated standing committee of the board which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The audit committee is responsible for, among other things, (i) appointing or replacing our independent auditors, (ii) reviewing the scope, results and costs of the audit with our independent auditors, (iii) reviewing the performance, qualifications and independence of the independent auditors, (iv) approving all audit and permitted non-audit services to be performed by the independent auditors, (v) reviewing our system of internal controls, and (vi) overseeing compliance with our code of business conduct and ethics. The audit committee has a written charter which is attached hereto as Exhibit B. The members of the audit committee are Messrs. Grunewald (Chairman), Jordan, Gunnlaugsson and Piper. The board of directors has determined that Messrs. Grunewald and Gunnlaugsson are “audit committee financial experts” and “independent” as those terms are defined in Item 401(h) of Regulation S-K. Further, all of the members of the audit committee are “independent,” as independence for audit committees is defined under the current listing standards of the Nasdaq Stock Market. The audit committee held four meetings in 2003.

      The audit committee has adopted a code of business conduct and ethics which is applicable to all employees, including our chief executive officer and our chief financial officer, as well as members of our board of directors. The code is filed as an exhibit to our Form 10-K for the year ended December 31, 2003.

EXECUTIVE COMPENSATION

      Summary Compensation Information. The following table sets forth the compensation for the past three years for our named executive officers.

Summary Compensation Table

				Long-Term
				Compensation

				Awards
		Annual Compensation
				Securities Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options/SARs(#)(1)	Compensation($)(2)

Judith Ames Paul	2003	$215,532	—	14,749	$9,574
Co-Chairman of the Board	2002	232,943	—	22,543	9,140
	2001	219,185	—	15,827	8,680
Terrance D. Paul(3)	2003	$384,988	—	14,749	$17,324
Co-Chairman of the Board	2002	298,210	—	22,543	11,725
	2001	219,185	—	15,827	8,680
John R. Hickey(4)	2003	$363,321	—	75,214	$16,222
President and Chief Executive	2002	277,372	—	56,358	10,540
Officer	2001	225,875	—	35,294	8,945
Steven A. Schmidt	2003	$239,555	—	14,827	$10,758
Executive Vice President,	2002	204,455	—	16,297	8,041
Chief Financial Officer	2001	180,745	$13,600	10,181	7,539
and Secretary
Michael H. Baum(5)	2003	$184,615	—	14,749	$523,000
Executive Vice President	2002	244,440	—	56,358	9,576
	2001	230,913	—	35,294	9,126

(1)	Reflects options granted under our 1997 stock incentive plan.

(2)	For 2001 and 2002, these figures reflect 401(k) plan and supplemental executive retirement plan (“SERP”) matching amounts contributed by us. The same is true for 2003, except that with respect to Mr. Baum, additional amounts are shown to reflect severance payments made or payable to Mr. Baum as of the end of the year and the payment by the company of fees for outplacement services provided to Mr. Baum. The breakdown of 401(k) plan and SERP payments contributed by us in 2003, as well as the severance and outplacement payments to (or for the benefit of) Mr. Baum in 2003, is as follows: Ms. Paul — $9,000 and $574; Mr. Paul — $9,000 and $8,324; Mr. Hickey — $9,000 and $7,222; Mr. Schmidt — $9,000 and $1,758; and Mr. Baum — $9,000, $0, $500,000, and $14,000.

(3)	Mr. Paul was chief executive officer of the company from August 2002 until July 2003.

(4)	Mr. Hickey became chief executive officer of the company in July 2003.

(5)	Mr. Baum resigned as an executive officer of the company in June 2003, but continues to be employed by the company as a special consultant. For information regarding the terms of Mr. Baum’s severance agreement with the company, see “Severance Agreements,” below.

      Option Grants. The following table provides information on options granted to our named executive officers during 2003.

Option/ SAR Grants In Last Fiscal Year

	Individual Grants

		% of Total
	Number of Securities	Options/SARs			Grant Date
	Underlying	Granted to	Exercise or		Present
	Options/SARs	Employees in	Base Price	Expiration	Value
Name	Granted(#)(1)	Fiscal Year	($/sh)(2)	Date(3)	($)(4)

Judith Ames Paul	14,749	4.12%	$16.95	3/1/13	$171,678
Terrance D. Paul	14,749	4.12%	$16.95	3/1/13	$171,678
John R. Hickey(5)	36,873	10.30%	$16.95	3/1/13	$429,202
	10,994	3.07%	$22.74	7/17/13	$153,476
	27,347	7.64%	$25.09	9/1/13	$426,066
Steven A. Schmidt	10,841	3.03%	$16.95	3/1/13	$126,189
	3,986	1.11%	$25.09	9/1/13	$62,102
Michael H. Baum	14,749	4.12%	$16.95	3/1/13	$171,678

(1)	The vesting schedule for options is 25% per year with each option being fully exercisable four years from the date of grant.

(2)	All options have an exercise price equal to 100% of the fair market of the common stock on the date of grant.

(3)	Subject to earlier expiration in the event of termination of employment, except as provided in footnote (5) below, all options expire ten years from the date of grant.

(4)	The grant date present values were determined using the Black-Scholes option pricing model with the following common assumptions: a 6 year expected period of time to exercise; a risk-free weighted average rate of return of 3.16% an expected dividend yield of 0.00%; and a weighted average volatility factor of 73.48%. The Black-Scholes model produced a per share value of $11.64 for the March 2003 option grant, $15.58 for the September 2003 option grant, and $13.96 for the July 2003 option grant to Mr. Hickey.

(5)	Both the July 2003 and the September 2003 option grants to Mr. Hickey contain terms which permit the options to continue to be exercised over their full term, which is ten years, in the event Mr. Hickey leaves the employ of the company after five years from July 17, 2003, the date he was appointed to serve as our chief executive officer.

      Option Exercises. The following table provides information on options exercised during 2003, and options held at year-end, by our named executive officers.

Aggregated Option/ SAR Exercises In Last Fiscal Year And

FY-End Option/ SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options/SARs
	Shares		Options/SARs at FY-End(#)		at FY-End($)(3)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable

Judith Ames Paul	—	—	81,163	41,649	$344,404	$184,403
Terrance D. Paul	—	—	81,163	41,649	$344,404	$184,403
John R. Hickey	—	—	241,846	139,288	$2,226,912	$475,633
Steven A. Schmidt	—	—	21,774	33,377	$70,928	$135,538
Michael H. Baum	48,000	$388,308	195,846	78,822	$1,593,379	$303,488

(1)	Value realized represents the difference between the fair market value of the underlying common stock on the exercise date and the exercise price of the option.

(2)	Consists of options for shares which were exercisable as of, and/or exercisable within 60 days of, December 31, 2003.

(3)	Value of unexercised, in-the-money options at fiscal year-end is the difference between the exercise price of the option and the fair market value of the underlying common stock as of December 31, 2003, which was $24.07 per share. These values, unlike any amounts which may be set forth in the column headed “value realized” have not been, and may not be, realized. The actual gains, if any, on exercise will depend on the value of the common stock on the date of exercise. There can be no assurance that these values will be realized.

SEVERANCE AGREEMENTS

      On June 27, 2003, we entered into a severance agreement with Michael H. Baum, in connection with his resignation as one of our executive vice presidents. Under the terms of this agreement, Mr. Baum agreed to continue as an employee of the company, but not as an executive officer of the company, through December 2004, subject to earlier termination upon resignation as an employee or termination of employment by the company for cause. During this period, Mr. Baum’s title would be that of “special consultant” to the company. For his services in this capacity, we agreed to pay Mr. Baum $10,000 per month for the first three months of the agreement for up to 60 hours of service per month, and $500 per month thereafter for up to four hours of service per month. The agreement provides that stock options previously granted to Mr. Baum under our 1997 stock incentive plan continue to vest so long as Mr. Baum remains in the employ of the company, but that no additional options would be awarded to Mr. Baum after the date of the agreement. Under the agreement, Mr. Baum received a severance payment of $250,000 in July 2003 and $200,000 in January 2004, and is entitled to receive an additional, final severance payment of $50,000 in January 2005 upon execution of a general release. Mr. Baum is entitled to continue as a participant in the company’s group health plan through December 2004 (subject to Mr. Baum obtaining other coverage) and to certain other benefits available to executives of the company. Under the agreement, we agreed to provide outplacement services to Mr. Baum in an amount not to exceed $14,000. In return and in addition to his services as special consultant to the company, Mr. Baum agreed not to compete with the company through September 2005 and not to induce employees of the company to resign through December 2006.

NON-EMPLOYEE DIRECTOR COMPENSATION

      During 2003, directors who were not employees received a fee of $1,000 for each board meeting attended, plus out-of-pocket expenses incurred in connection with attendance at each such meeting. For each committee meeting attended, these directors received the following fees, plus out-of-pocket expenses: (a) the chairman of the audit committee received $1,000 for each audit committee meeting attended, while the other audit committee members received $750 for each such meeting, and (b) the chairman of the compensation committee received $750 for each compensation committee meeting attended, while the other compensation committee members received $500 for each such meeting. The nominating committee was not established until February 2004; therefore, no fees were paid to members of the nominating committee during 2003 for their service on this committee.

      In addition, in March 2003, each non-employee director received options under our 1997 stock incentive plan to purchase 4,425 shares at an exercise price of $16.95 per share, which options vest 50% after one year and 50% after two years and expire ten years from the date of grant (subject to earlier expiration in the event a non-employee director resigns from the board or his or her service is otherwise terminated). In September 2003, each non-employee director received options under our 1997 stock incentive plan to purchase 2,989 shares at an exercise price of $25.09 per share, which options vested immediately upon grant and expire ten years from the date of grant (provided that, in the event a non-employee director resigns from the board or his or her service is otherwise terminated, the non-employee director shall have two years from the date of resignation/ termination to exercise such options before they expire).

COMPENSATION COMMITTEE REPORT

      The compensation committee consists of Messrs. Jordan (Chairman), Grunewald, Gunnlaugsson, and Piper. The compensation committee is responsible for overseeing and, as appropriate, making recommendations to the board of directors concerning the compensation levels of our executive officers. The compensation committee also administers our 1997 stock incentive plan and our incentive bonus plan, with responsibility for determining the awards to be made under such plans to our executive officers and to other eligible individuals. The compensation committee reviews and, as appropriate, approves compensation programs for executive officers in July of each year. This results in compensation decisions impacting six months of one calendar year and six months of the next.

      The compensation structure for our executive officers consists of three components: base salary, cash bonus and stock option grants. Base salaries are set after consideration of a number of factors, including the individual’s level of responsibility, experience and past performance record. We also consider the salaries of executives at comparable companies, in terms of annual revenues and number of employees, when setting the base salaries of our executive officers. Cash bonuses, which are a new part of our compensation program in 2003, are calculated as a percentage of base salary and are awarded if and to the extent that growth goals for the company are achieved. Stock option grants, which have been scaled back in light of the company’s adoption of a cash bonus plan, are awarded after a review of a number of factors, including the performance of the company, the relative levels of responsibility of the executive and his or her contributions to the business, and competitiveness with companies similar to ours. In 2003, the compensation committee did not set the compensation of our executive officers at any specific level as compared to the compensation levels of the companies reviewed. Also, in making its decisions, the committee did not assign relative weights or importance to any specific measure of our financial performance.

      Base Salary. Relying primarily on the factors noted above, the compensation committee sets the base salaries of our executive officers at levels designed to attract and retain highly qualified individuals. After consideration of the information available to it, the committee determined to increase base salaries for our chief executive officer and our chief financial officer in 2003. These increases were driven primarily by the increased level of responsibility of each of these persons and their past performance record. At the same time, the committee decreased base salaries for our co-chairmen given their intention to devote less of their time to company matters in the coming year. The committee believes that the base salary changes were appropriate relative to our size and financial performance compared with the other companies reviewed.

      Cash Bonus. The company’s incentive bonus plan, or cash bonus plan, permits the chief financial officer and certain others who participate in the plan to receive up to 100% of their base salary in a cash bonus which is tied to the performance of the company. Bonus awards are subject to a four year vesting period, vesting 25% per year beginning one year from the date of the initial award. The vested portion of each bonus award is then paid out promptly upon vesting. In mid-2003, the compensation committee approved a bonus of up to $136,500 for our chief financial officer, which was to be awarded at year end assuming certain growth goals for the company were met. Because this bonus was approved at mid-year, it represents 50% (rather than 100%) of our chief financial officer’s base salary. No other cash bonuses were approved for executive officers in 2003. Although a cash bonus was approved for our chief financial officer in 2003, because the specified growth goals for the company were not achieved as of year end, no cash bonus was awarded in 2003.

      Equity Based Compensation. Stock options are granted pursuant to our 1997 stock incentive plan at the fair market value of the stock on the date of grant, are subject to a four year vesting schedule for executives, and only have future value for executives if the stock price appreciates from the date of grant. The committee believes that stock options are an effective means of incenting senior management to increase the long-term value of our common stock. Based on a review of the information described above, in 2003, the committee determined to increase the current dollar value of stock option grants to our chief executive officer, decrease the current dollar value of such grants to our chief financial officer and eliminate altogether such grants to our co-chairmen. The current dollar value of a stock option grant refers to the annual dollar value of the shares subject to option at the date of grant. The committee increased the value of options granted to our chief executive officer primarily because of the change in his level of responsibility with the company (i.e., from chief operating officer to chief executive officer), while the committee decreased the value of options granted to our chief financial officer primarily because of his participation in the company’s cash bonus plan. Option grants to our co-chairmen were discontinued in light of their intention to decrease their role in company matters in the coming year. The committee believes that the total compensation package provided to executive officers, including options, is appropriate relative to all factors considered by the committee.

      CEO Compensation. Effective July 17, 2003, Mr. Hickey, who previously served as our president and chief operating officer, was appointed to serve as our president and chief executive officer. In evaluating Mr. Hickey’s compensation for the coming year, the committee reviewed Mr. Hickey’s past contributions to the company, the change in his responsibilities and duties, and the compensation levels of chief executive officers of the comparison group of companies described above. On the basis of this information, as well as a review of the company’s financial performance, the committee determined to increase Mr. Hickey’s base salary by $108,500, or 35%, and to increase the current dollar value of his stock option grants by $500,000, or 40%. As noted previously, Mr. Hickey is not currently participating in the company’s cash bonus plan. Regarding Mr. Hickey’s stock option grants, the committee approved terms which permit such options to continue to be exercised over their full term, which is ten years, in the event Mr. Hickey leaves the employ of the company after five years from July 17, 2003. Mr. Hickey’s compensation is not specifically tied to any specific financial performance criteria. The committee believes Mr. Hickey’s compensation is appropriate given our size and financial performance.

      In making compensation decisions, it is the compensation committee’s current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended.

      For purposes of the foregoing, all decisions regarding equity based compensation awards to executive officers were made by a sub-committee of the compensation committee which was appointed by the board of directors to act on such matters. The members of this sub-committee are Messrs. Jordan (Chairman), Grunewald and Gunnlaugsson.

The Compensation Committee:

Harold E. Jordan, Chairman	John H. Grunewald

Gordon H. Gunnlaugsson	Addison L. Piper

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the compensation committee has ever been an officer or employee of our company or any of our subsidiaries and none of our executive officers has served on the compensation committee or board of directors of any company of which any of our directors is an executive officer. We have, however, entered into certain transactions with Piper Jaffray, as described under “Certain Relationships and Transactions,” below. Addison L. Piper, a member of our compensation committee, is the vice chairman of the board of Piper Jaffray.

AUDIT COMMITTEE REPORT

      In accordance with its written charter adopted by the board of directors, the audit committee assists the board in fulfilling its responsibility to the company’s shareholders, the investment community and governmental agencies relating to corporate accounting, financial reporting practices and the quality and integrity of the company’s financial reports. The primary responsibility of the audit committee is to oversee the company’s accounting and financial reporting processes and the audits of the company’s financial statements and to report the results of its activities to the board. It is not the responsibility of the audit committee to plan or conduct audits or to determine that the company’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. Management is responsible for preparing the company’s financial statements, and the company’s independent auditors are responsible for auditing the company’s financial statements. Deloitte & Touche LLP (Deloitte) currently serves as the company’s independent auditors and has done so since replacing Arthur Andersen LLP in May 2002.

      Auditor Independence and 2003 Audit. In discharging its duties, the audit committee obtained from Deloitte a formal written statement describing all relationships between Deloitte and the company that might bear on Deloitte’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In connection with the receipt of this written statement, the audit committee discussed with Deloitte matters relating to Deloitte’s independence.

      The audit committee also discussed and reviewed with Deloitte all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, with and without management present, the audit committee discussed and reviewed the company’s audited financial statements as of and for the year ended December 31, 2003 and the results of Deloitte’s examination thereof.

      Based on these reviews and discussions with management and Deloitte, the audit committee recommended to the board of directors that the company’s audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2003.

      Audit Fees. The aggregate fees billed for professional services rendered by Deloitte for (1) the audit of the company’s financial statements as of and for the year ended December 31, 2003, (2) the review of the financial statements included in the company’s Form 10-Q filings for 2003, and (3) consents and other services related to Security and Exchange Commission matters, were $126,000. The aggregate fees billed for professional services rendered by Deloitte for (1) the audit of the company’s financial statements as of and for the year ended December 31, 2002, (2) the review of the financial statements included in the company’s Form 10-Q filings for 2002, and (3) consents and other services related to Security and Exchange Commission matters, were $114,733.

      Audit-Related Fees. The aggregate fees billed in 2003 and 2002 for assurance and related services rendered by Deloitte that are reasonably related to the performance of the audit or review of the company’s financial statements, were $20,487 and $0, respectively. Services rendered in this category consisted of (i) financial accounting and reporting consultations, and (ii) Sarbanes-Oxley Act, Section 404 advisory services.

      Tax Fees. The aggregate fees billed in 2003 and 2002 for professional services rendered by Deloitte for tax compliance, tax advice and tax planning, were $16,240 and $14,810, respectively. Services rendered in this category consisted of (i) tax compliance, including federal and state tax return preparation, and (ii) advice and assistance in evaluating the tax treatment of a cash dividend to shareholders.

      All Other Fees. There were no fees billed in 2003 and 2002 for products and services provided by Deloitte, other than services reported above.

      Pre-Approval Policies and Procedures. As part of its written charter, the audit committee has adopted policies which provide that the company’s independent auditors may only provide those audit and non-audit services that have been pre-approved by the audit committee, subject, with respect to non-audit services, to a de minimis exception (discussed below) and to the following additional requirements: (1) such services must not be prohibited under applicable federal securities rules and regulations, and (2) the audit committee must make a determination that such services would be consistent with the principles that the independent auditor should not audit its own work, function as part of management, act as an advocate of the company, or be a promoter of the company’s stock or other financial interests. The chair of the audit committee has the authority to grant pre-approvals of permitted non-audit services between meetings, provided that any such pre-approval must be presented to the full audit committee at its next scheduled meeting.

      During 2003, all of the non-audit services provided by Deloitte were pre-approved by the audit committee. Accordingly, the committee did not rely on the de minimis exception noted above. This exception waives the pre-approval requirements for non-audit services if certain conditions are satisfied, including, among others, that such services are promptly brought to the attention of and approved by the audit committee prior to the completion of the audit.

The Audit Committee:

John H. Grunewald, Chairman	Harold E. Jordan
Gordon H. Gunnlaugsson	Addison L. Piper

CERTAIN RELATIONSHIPS AND TRANSACTIONS

      During the past year, Piper Jaffray served as one of our agents under our stock repurchase program and may do so again in the current year. During 2003, the aggregate amount paid to Piper Jaffray for such services was $14,700. Addison L. Piper, a member of our board of directors, is vice chairman of the board of directors of Piper Jaffray.

      From time to time, our directors and officers may sell shares of their common stock to us pursuant to our stock repurchase program. The purchase price for any such sales is the prevailing market price at the time of such sale.

PENDING LEGAL PROCEEDINGS

      None of our directors, executive officers or beneficial owners of more than 5% of shares of our common stock is an adverse party or has an interest adverse to us in any material pending legal proceeding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, among others, to file reports with the Securities and Exchange Commission within specified time frames disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 2003, all filing requirements were complied with.

PERFORMANCE GRAPH

      The following graph compares the total stockholder return on our common stock for the five year period from December 31, 1998 through December 31, 2003 with that of the Nasdaq Stock Market Index and a peer group index constructed by us. The companies included in our peer group index are Apollo Group, Inc. (APOL), SkillSoft PLC (SKIL) (f/k/a SmartForce PLC), Learning Tree International, Inc. (LTRE), Sylvan Learning Systems, Inc. (SLVN), School Specialty, Inc. (SCHS), Edison Schools, Inc. (EDSN), Education Management Corporation (EDMC) and Plato Learning, Inc. (f/k/a TRO Learning, Inc.) (TUTR).

      The total return calculations set forth below assume $100 invested on December 31, 1998, with reinvestment of dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through December 31, 2003. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

Comparison of Cumulative Total Return

Among Renaissance Learning, Inc.,
The Nasdaq Stock Market (U.S.) Index and a Peer Group Index

	Cumulative Total Return

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Renaissance Learning, Inc.	100	34	102	93	57	73
Peer Group Index	100	186	127	97	69	108
Nasdaq Stock Market (U.S.) Index	100	82	142	153	160	258

INDEPENDENT AUDITORS

      We have selected Deloitte & Touche LLP (Deloitte) as our independent auditors for the fiscal year ended December 31, 2004. Deloitte was also selected to audit our consolidated financial statements for the fiscal year ended December 31, 2003. Representatives of Deloitte will be present at the annual meeting to make any statement they may desire and to respond to questions from shareholders.

      Arthur Andersen LLP (Andersen) previously served as our independent auditors. We dismissed Andersen and appointed Deloitte effective May 22, 2002. The decision to dismiss Andersen and to retain Deloitte was made by our audit committee.

      Andersen’s reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 22, 2002, there were no disagreements between Andersen and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

      During the two most recent fiscal years ended December 31, 2001 and the subsequent interim period through May 22, 2002, Andersen did not advise us that it questioned the reliability or adequacy of our internal controls necessary to develop reliable financial statements, representations made by our management team or our financial statements, that it needed to expand significantly the scope of its audit to investigate certain matters, or that information had come to its attention that materially impacted the fairness or reliability of current or past audit reports or the financial statements that underlie those reports, nor were there any other reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      We provided Andersen with a copy of the foregoing disclosures. A copy of Andersen’s letter, dated May 22, 2002, stating their agreement with such statements is attached as Exhibit 16.1 to our Current Report on Form 8-K dated May 22, 2002 filed with the Securities and Exchange Commission.

      During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 22, 2002, we did not consult with Deloitte regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SUBMISSION OF SHAREHOLDER PROPOSALS

      In accordance with our by-laws, nominations, other than by or at the direction of the board of directors or the nominating committee, of candidates for election as directors at the 2005 annual meeting of shareholders and any other shareholder proposed business to be brought before the 2005 annual meeting of shareholders must be submitted to us not later than December 22, 2004. Shareholder proposed nominations must be made in accordance with the applicable provisions of our by-laws, which are described above under “Proposal One: Election of Directors — Nominating Committee.” Shareholder proposed business must also be made in accordance with our by-laws which provide, among other things, that such proposals must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2005 annual meeting of shareholders must be received by us at our principal executive offices, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036 on or before November 16, 2004. Proposals should be directed to Mr. Steven A. Schmidt, our corporate secretary. To avoid disputes as to the date of receipt, we suggest that any shareholder proposal be submitted by certified mail, return receipt requested.

PROPOSAL TWO: OTHER MATTERS

      Although we are not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy card intend to vote such proxy in accordance with their best judgment.

      You may obtain a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2003 at no cost by writing to Investor Relations, Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

By Order of the Board of Directors,

Steven A. Schmidt, Secretary

Exhibit A

NOMINATING COMMITTEE CHARTER

Effective as of February 11, 2004

I. Purpose

      The purpose of the Nominating Committee of the Board of Directors of Renaissance Learning, Inc. (the “Company”) is to provide assistance to the Board of Directors in the selection of candidates for election to the Board of Directors, including identifying, as necessary, new candidates who are qualified to serve as directors of the Company and recommending to the Board the candidates for election to the Board.

II. Committee Composition

      The Committee shall be comprised of at least three members, consisting solely of “independent” directors. A director is “independent” if he or she meets the requirements for independence set forth in the rules of the Nasdaq Stock Market.

      The members of the Committee shall be elected by the Board to hold such office until their successors shall be duly elected and qualified. Unless a Chairman is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III. Meetings and Reports

      The Committee shall meet as frequently as the Committee deems necessary, but not less frequently than annually. Special Meetings of the Committee may be called at any time by any member thereof on not less than three days notice. The Committee shall report periodically to the Board of Directors regarding the Committee’s activities, findings and recommendations.

      The Committee may conduct its business and affairs at any time or location it deems appropriate. Attendance and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing and such writing or writings are filed with the minutes of the Committee. All decisions of the Committee shall be determined by the affirmative vote of a majority of the members thereof, and a report of any actions taken by the Committee shall be delivered at the next meeting of the Board of Directors.

IV. Responsibilities and Powers

      The specific responsibilities of the Committee are as follows:

•	Develop and recommend to the Board of Directors for adoption guidelines for selecting candidates for election to the Board, and periodically review such guidelines and recommend to the Board for adoption amendments to such guidelines that the Committee deems necessary or appropriate. A copy of the initial set of guidelines adopted by the Board of Directors is attached hereto as Appendix A.

•	Identify, as necessary, new candidates who are qualified for Board membership, in accordance with the guidelines adopted by the Board of Directors.

•	Review the qualifications of all candidates proposed for Board membership, including any candidates nominated by shareholders in accordance with the Company’s by-laws, in light of the guidelines adopted by the Board.

•	Annually recommend to the Board the nominees to stand for election at the Annual Meeting of Shareholders of the Company and, as necessary or deemed appropriate, recommend nominees to fill vacancies on the Board and, in consultation with the Board, recommend the directors to be appointed to each committee of the Board.

•	Review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter.

•	Undertake such additional activities within the scope of the purpose of the Committee as the Committee or the Board of Directors may from time to time determine.

Appendix A

GUIDELINES FOR SELECTING BOARD CANDIDATES

      In considering possible candidates for election as a director, the Nominating Committee should consider the following guidelines.

      The Board of Directors should be composed of:

•	Directors who will bring to the Board a variety of experience and backgrounds.

•	Directors who will form a central core of business executives with substantial senior management experience and financial expertise.

•	Directors who have substantial experience outside the business community — in academia, for example.

•	Directors who will represent the balanced, best interests of the shareholders as a whole and the interests of the Company’s stakeholders, as appropriate, rather than special interest groups or constituencies.

•	Qualified individuals who reflect a diversity of experience, gender, race and age.

      Each director should:

•	Be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others.

•	Be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.

•	Possess substantial and significant experience which would be of value to the Company in the performance of the duties of a director.

•	Have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

Exhibit B

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Effective as of February 11, 2004

I.	Purpose

      The Audit Committee shall assist the Board of Directors in fulfilling its responsibility to the shareholders, to the investment community and to governmental agencies relating to corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company. The primary responsibility of the Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and to report the results of its activities to the Board. It is not the responsibility of the Committee or any member of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management of the Company is responsible for preparing the Company’s financial statements, and the independent public accountants are responsible for auditing the Company’s financial statements.

II.	Committee Composition

      The Committee shall be comprised of at least three members, consisting solely of “independent” directors who are “financially literate” at the time of their appointment to the Committee. A director is “independent” if he or she meets the requirements for independence set forth in the rules of the Nasdaq Stock Market and the SEC. A director is “financially literate” if he or she meets the requirements for financial literacy set forth in the rules of the Nasdaq Stock Market, which provide that the director must be able to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement. In addition, no member of the Committee shall have participated in the preparation of the Company’s financial statements during any of the past three years.

      At least one member of the Committee shall have accounting or related financial management experience, in accordance with the requirements of the Nasdaq Stock Market. A director is deemed to qualify under these requirements if he or she has past employment experience in finance or accounting or other comparable experience which results in his or her financial sophistication.

      The Board of Directors may determine that one or more members of the Committee shall be an “audit committee financial expert,” as defined by SEC rules.

      The members of the Committee shall be elected by the Board to hold such office until their successors shall be duly elected and qualified. Unless a Chairman is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.	Meetings and Reports

      The Committee shall meet as frequently as the Committee deems necessary, but not less frequently than four times each year. Special Meetings of the Committee may be called at any time by any member thereof on not less than three days notice. In order to foster open communication, the Committee should meet at least annually with management and the independent public accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee shall report periodically to the Board of Directors regarding the Committee’s activities, findings and recommendations. The Committee shall also meet with the independent public accountants to review the arrangements (including proposed fees) and scope of the annual audit.

      The Committee may conduct its business and affairs at any time or location it deems appropriate. Attendance and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Any action to be taken at any meeting of the Committee may be taken without a meeting, if all members of the Committee consent thereto in writing and such writing or writings are filed with the minutes of the Committee. All decisions of the Committee shall be determined by the affirmative vote of a majority of the members thereof, and a report of any actions taken by the Committee shall be delivered at the next meeting of the Board of Directors.

      Certain responsibilities of the Committee have been delegated to the Chairman of the Committee, as set forth in Section IV, below. In the event the Chairman of the Committee acts on behalf of the full Committee pursuant to such delegated powers, the Chairman of the Committee shall deliver a report of his activities at the next meeting of the Committee.

IV.	Responsibilities and Powers

      The Committee shall be responsible for the following:

      A. Oversight of the Independent Auditors

1. Appoint the independent public accountants to audit the books and records of the Company and approve audit engagement fees and terms. Monitor and evaluate the performance, independence and qualifications of the independent public accountants, who shall report directly to the Committee. Discharge the independent public accountants when circumstances warrant. Review the scope, costs and results of the independent audit of the Company’s books and records through conferences and direct, private communications with the independent public accountants.

2. Ensure the independence of the Company’s independent public accountants. For this purpose, the Committee shall obtain a formal written statement listing all relationships between the independent public accountants and the Company from the independent public accountants on an annual basis. Review and discuss with the independent public accountants any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants and take appropriate action to ensure the independent public accountants’ independence.

3. Review and approve hiring decisions by the Company involving any partner or employee of the independent public accountant who worked on the Company’s account during the preceding three years. No audit engagement team member that participated in the audit of the Company within one year prior to the proposed date of hire may be hired by the Company as a senior executive.

4. In conjunction with the independent public accountants, ensure the rotation of the lead and concurring audit engagement partners so that no such person provides auditing services for more than five years before being rotated, and ensure that such partners do not provide audit services to the Company for five years after being rotated. For all other audit partners, rotation is required every seven years, and such persons are subject to a two-year time out.

      B. Financial Statement and Disclosure Matters

1. Review with management and the independent public accountants the Company’s audited financial statements and MD&A to be included in the Company’s Annual Report on Form 10-K. Such review shall be conducted prior to the release of such information to the public and/or the filing of such report with the SEC. The Chairman of the Committee may represent the entire Committee for purposes of this review. In addition, the Committee shall make a recommendation to the Board of Directors regarding inclusion of the audited financial statements in the Company’s Form 10-K.

2. Review with management and the independent public accountants the Company’s unaudited financial statements to be included in the Company’s Quarterly Reports on Form 10-Q. Such review shall be conducted prior to the release of such information to the public and/or the filing of such reports with the SEC. The Chairman of the Committee may represent the entire Committee for purposes of this review.

3. Prior to the release of annual and quarterly financial information to the public and/or the filing of annual, quarterly and any other periodic reports with the SEC, discuss with the Chief Executive Officer and the Chief Financial Officer of the Company (1) the process undertaken to prepare and review the Company’s financial information to be included in the Company’s earnings releases and/or periodic reports (which will involve a discussion of the Company’s disclosure controls and procedures), (2) the participants in the process, and (3) the results of the review. In particular, the Committee should discuss with the Chief Executive Officer and Chief Financial Officer any significant deficiencies in the Company’s internal controls and any alleged fraud (whether material or not) involving management or other employees with significant roles in internal controls. The Chairman of the Committee may represent the entire Committee for purposes of this review.

4. As part of the review of the Company’s Annual Report on Form 10-K, review and discuss with management and the independent public accountants (1) all critical accounting policies and practices used in the audited financial statements, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (3) other written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

5. Review the programs that the Company has instituted to correct any deficiencies noted by the independent public accountants in their annual review.

7. Review with management any changes in accounting principles significantly affecting the Company, as well as any significant unusual nonoperating or nonrecurring items and the general quality of earnings reported by the Company.

8. Review any significant disagreements between management and the independent public accountants in connection with the preparation of the Company’s financial statements.

      C. Approval of Audit and Non-Audit Services

1. Except as provided below, pre-approve all audit and permitted non-audit services to be provided by the Company’s independent public accountants.

2. Pre-approval of permitted non-audit services is not required if (1) the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount of revenues paid by the Company to the independent public accountants during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

3. The following are prohibited non-audit services which may not be performed by any independent public accountant for the Company: (1) bookkeeping or other services related to the accounting records or financial statements of the Company, (2) financial information systems design and implementation, (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports, (4) actuarial services, (5) internal audit outsourcing services, (6) management functions or human resources, (7) broker or dealer, investment adviser, or investment banking services, (8) legal services and expert services unrelated to the audit, and (9) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible. If a non-audit service is not on the foregoing list, it is considered a permitted non-audit service for purposes hereof.

4. The Company’s independent public accountant may provide permitted non-audit services so long as the Committee has pre-approved such services and provided that as part of its approval process, the Committee has determined that the services would be consistent with the basic principles that the independent public accountant should not audit its own work, function as part of management, act as an advocate of the Company or be a promoter of the Company’s stock or other financial interests.

5. The Chairman of the Committee may represent the entire Committee with respect to the matters discussed in paragraph C.4, above. Any actions taken by the Chairman in this regard must be reported to the full Committee at its next scheduled meeting.

      D. Internal Controls

1. Review with management and the independent public accountants, on an annual basis, the adequacy of the Company’s internal controls and internal control over financial reporting, accounting policies and procedures, special audit steps adopted in light of material control deficiencies and particular concerns of the Committee, management or the independent public accountants.

      E. Risk Assessment and Risk Management

1. Review the Company’s protection of assets programs, including insurance.

      F. Code of Business Conduct and Ethics

1. Establish, review and update as needed a Code of Business Conduct and Ethics (Code) and ensure that management has established a system to enforce the Code.

2. Review reported incidents under the Code, as well as the results of any investigations conducted, on a quarterly basis. The Chairman of the Committee shall initiate investigations when required under the Code.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4. Review lawsuits and claims against the Company which pose significant risk of loss.

5. Review and approve any transaction to which the Company is a party involving a related party, as defined in the rules of the Nasdaq Stock Market.

      G. Committee Administration

1. Review and assess the adequacy of this Charter on at least an annual basis.

2. Review and assess on an annual basis whether the Committee has satisfied its responsibilities during the prior year in compliance with this Charter.

3. Provide an Audit Committee Report to be included in the Company’s annual proxy statement, which states whether the Committee has: (1) reviewed and discussed with management the Company’s audited financial statements, (2) discussed with the independent public accountants the matters required to be discussed by SAS 61, (3) received the written disclosures and the letter from the independent public accountants required by ISB Standard No. 1 and discussed with the independent public accountants the independent public accountants’ independence, and (4) based on the review and discussion of the audited financial statements with management and discussions with the independent public accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the last fiscal year for filing with the SEC.

4. Direct and supervise an investigation into any matter the Committee deems necessary and appropriate.

5. In the course of fulfilling its duties, the Committee has the authority to retain its own independent legal, accounting and other advisors in its sole discretion. The Committee also has the authority to incur ordinary administrative expenses that are necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of any such fees and expenses.

6. Take action in connection with such other powers and responsibilities as the Board of Directors may, from time to time, determine.

Proxy Card
RENAISSANCE LEARNING, INC.

This Proxy is Solicited by the Board of Directors
for use at the Annual Meeting on April 21, 2004

     The undersigned appoints John R. Hickey and Steven A. Schmidt, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of Renaissance Learning, Inc. held of record as of February 27, 2004 by the undersigned at the 2004 annual meeting of shareholders of Renaissance Learning, Inc. to be held on April 21, 2004 and at any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of all nominees for directors (which proposal is being proposed by the Board of Directors).

(See reverse for voting instructions.)

Renaissance Learning, Inc. 2004 Annual Meeting

The Board of Directors Recommends a Vote FOR Item 1.

1.	ELECTION OF DIRECTORS: (To serve until the 2005 Annual Meeting and until their successors are elected and qualified)	01-Judith Ames Paul 02-Terrance D. Paul 03-John R. Hickey 04-John H. Grunewald 05-Gordon H. Gunnlaugsson 06-Harold E. Jordan 07-Addison L. Piper 08-Judith A. Ryan

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

☐	Vote FOR all nominees listed to the left (except as specified below).	☐	Vote WITHHELD from all nominees listed to the left.

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

Date:

Address Change? Mark Box. ☐

Indicate changes below.

Signature(s) in Box

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.